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Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Serono SA (SEC File Nos. 333-131238, 333-123427, and 333-12480) of our reports dated January 31, 2006 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 20-F.

        PricewaterhouseCoopers SA

/s/ M. AKED	/s/ P.-A. DÉVAUD
M. Aked	P.-A. Dévaud

Geneva, February 28, 2006

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Consent of Independent Registered Public Accounting Firm